                                                               Exhibit 10(kkk)

                                   TERM SHEET


RE: MODIFICATIONS TO THE DEFERRED STOCK PURCHASE AGREEMENT DATED MAY 19, 2000 BY AND BETWEEN ALLIANCE PHARMACEUTICAL CORP. ("ALLIANCE") AND BAXTER HEALTHCARE CORPORATION ("BAXTER"), AS AMENDED BY THAT CERTAIN LETTER BETWEEN THE PARTIES DATED AS OF MAY 1, 2001 (THE "AGREEMENT")

                                 AUGUST 1, 2001

      Set forth below are certain agreements between Alliance and Baxter with respect to certain modifications to be made to the Agreement.

                                      TERMS

1. On or before August 2, 2001, Baxter shall purchase from Alliance 100,000 shares of its $.01 par value Series F Preferred Stock ("F Stock") at a purchase price of $40.00 per share for an aggregate purchase price of $4,000,000.

2. All other obligations of Baxter under the Agreement with respect to the purchase of F Stock, G stock (as defined in the Agreement) or H Stock (as defined in the Agreement) shall terminate effective upon the performance by Baxter of its obligations set forth in Section 1 and, in lieu thereof, Baxter shall be obligated to purchase the amount of F Stock from Alliance as is set forth below, each of which purchase obligations shall accrue only upon the satisfaction by Alliance of the corresponding condition set forth below together with all other applicable conditions precedent to Baxter's stock purchase obligations as set forth in the Agreement (as modified in accordance and conformity herewith). The price to be paid by Baxter for the F Stock to be purchased under the terms of the Agreement as modified in accordance herewith shall be $40.00 per share.









* Indicates confidential information which has been omitted and filed separately with the Securities and Exchange Commission.

                        SCHEDULE OF FUTURE STOCK PURCHASE
                          OBLIGATIONS AND CORRESPONDING
                                   CONDITIONS


PURCHASE
OBLIGATION/
AGGREGATE
PURCHASE PRICE                           CONDITION PRECEDENT
-----------------  ----------------------------------------------------------------
* Shares           Receipt by Baxter of (i) a copy of the *
of F Stock         * regarding * to *
($*)               * in a * between *
                   and * and (ii) the
                   requisite * related thereto, together with *
                   * of the * of such
                   * to, and * FDA

* Shares           Receipt of * to * indicating * by
of F Stock         * of (i) * of the * set forth in the *
($*)               and/or * and (ii) * from the * for
                   * with * pertaining to *
                   *

* Shares           Receipt of * that *
of F Stock         * from each of the * in the
($*)               * and *
                   *
                   * executed, will *
                   *

* Shares           Receipt of * of *
of F Stock         * required to be *
($*)               * under those *
                   * by the *
                   * which constitutes *
                   * with respect thereto *
                   *

* Shares           Receipt of * in the
of F Stock         * constituting *
($*)               * of the *

* Shares           Receipt of * of *
of F Stock         * in the *
($*)               * constituting all of the *
                   *

                                       2

* Indicates confidential information which has been omitted and filed separately with the Securities and Exchange Commission.

3. Subject to the applicable conditions precedent to Baxter's stock purchase obligations as set forth above, Baxter shall be obligated to perform each of its F Stock purchase obligations set forth above on or before 5:00 p.m. CST on the second business day following the day all applicable conditions to such obligation are met (each, a "Payment Deadline"); provided, that, prior to the applicable Payment Deadline, PFC shall not have given written notice to Alliance terminating the License Agreement (as defined in the Agreement), in which event, Baxter shall have no further stock purchase obligations under the Agreement (as modified in accordance herewith).

4. From and after the date hereof, Alliance agrees to give Baxter a reasonable opportunity to participate in * * and representatives of Alliance that * * , or any other matters relating thereto or arising therefrom.

5. The parties acknowledge that Alliance may receive verbal communications from
* respect to * certain of the conditions set forth in Section 2 above. With respect to conditions for which such communications may be received, Alliance agrees to use its best efforts to ensure that a Baxter representative * * * of such condition(s). If a Baxter representative is not *, then Alliance agrees that it shall * * confirming that * therefrom.

6. The parties agree that Alliance will receive an additional allowance in the financial model referenced as Exhibit "A" in the Limited Liability Operating Agreement of PFC Therapeutics, LLC dated May 17, 2000, for * *.

7. In the event the period of time between the satisfaction of * * set forth in
Section 2 above *, then Baxter and Alliance agree to negotiate in good faith with respect to (i) * * or, alternatively, (ii) a * under the Agreement (as modified in accordance herewith).

8. The parties agree to proceed promptly with preparing and executing written agreements containing the terms set forth herein.



                                       3

* Indicates confidential information which has been omitted and filed separately with the Securities and Exchange Commission.

         Accepted and Approved as of the date first above written.



                                       ALLIANCE PHARMACEUTICAL CORP.


                                       By: /s/ Theodore D. Roth
                                          -------------------------------------
                                             Theodore D. Roth
                                             President  and  Chief   Operating
                                             Officer

                                       BAXTER HEALTHCARE CORPORATION


                                       By: /s/ Arthur G. Mollenhauer
                                          -------------------------------------
                                             Arthur G. Mollenhauer
                                             Vice President of Finance



                                       4

* Indicates confidential information which has been omitted and filed separately with the Securities and Exchange Commission.